                                 EXHIBIT 10. 12

      SECOND AMENDMENT DATED JUNE 1, 1995, TO THAT CERTAIN REVOLVING LOAN AGREEMENT BETWEEN FIRST AMERICAN NATIONAL BANK AND UNITED FOODS, INC., DATED APRIL 7, 1993.

                  SECOND AMENDMENT TO REVOLVING LOAN AGREEMENT



     THIS SECOND AMENDMENT TO REVOLVING LOAN AGREEMENT (the "Agreement") made and entered into as of June 1, 1995, by and between FIRST AMERICAN NATIONAL BANK, a national banking association organized and existing under the statutes of the United States of America (hereinafter "Lender"), and UNITED FOODS, INC., a corporation organized and existing under the laws of the state of Delaware ("Borrower").

                                  WITNESSETH:

     WHEREAS, Lender and Borrower executed a Loan Agreement dated as of April 7, 1993 (the "Loan Agreement") pursuant to which the Lender made a Twenty-Three Million dollar ($23,000,000.00) revolving credit loan to Borrower for the purpose of providing working capital to the Borrower (the "Revolving Loan");

     WHEREAS, the Lender and Borrower have previously amended the Loan
Agreement;

     WHEREAS, the Lender and Borrower desire to further modify the Loan Agreement as hereinafter set forth.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties do mutually agree as follows:

     1. The definition of "Revolving Credit Loan Maturity Date" shall be deleted in its entirety and replaced with the following:

           June 1, 1998, provided, however, that the Revolving Credit Loan Maturity Date may be extended by Lender, at the request of the Borrower but in Lender's sole and absolute discretion, for one
      (1) additional year on each anniversary date of this Agreement.

     2. Section 4.1 of the Loan Agreement is hereby deleted in its entirety and the following paragraph is substituted in lieu thereof:

           4.1 The commitment. Subject to the terms and conditions herein set out, Lender agrees and commits to make loan advances and issue Letters of Credit to or for the account of the Borrower from time to time, from the closing Date until the Revolving Credit Loan Maturity Date, in an aggregate amount of Total Exposure not to exceed, at any one time outstanding, the lesser of
      (a) Thirteen Million Dollars ($13,000,000.00) during the months of January through May of any year, and Twenty-Three Million Dollars ($23,000,000.00) during the months of June through December of any year or (b) the Borrower's Borrowing Base, as defined in Article I. The amounts of the maximum Commitment provided in clause (a) of the preceding sentence shall be decreased by Three Million Dollars ($3,000,000.00) upon the recordation of a mortgage encumbering the Utah Property.

     As amended hereby, the Loan Agreement is confirmed and ratified in all other respects.

     IN WITNESS WHEREOF, this Amendment has been executed on the day and year first above written.

                                  FIRST AMERICAN NATIONAL BANK



                                  By:     s/nDavid C. May
                                  ------  ------------------------
                                          David C. May

                                  Title:  Executive Vice President




                                  UNITED FOODS, INC.



                                  By:     s/nCarl W. Gruenewald
                                  ------  -----------------------------------
                                          Carl Gruenewald

                                  Title:  Senior Vice President,
                                          Chief Financial Officer & Treasurer